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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Commonwealth Energy Corporation (the "Company") on Form 10-Q for the quarterly period ending January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ian B. Carter, Chairman of the Board and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

        1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: March 14, 2003                    By: /s/ IAN B. CARTER
                                           -------------------------------------
                                                     Ian B. Carter
                                             Chairman of the Board and Chief
                                                    Executive Officer